Exhibit 99.1

Contact Martin J. Landon - Investors
KCI
(210) 255-6494

Elliot Sloane - Media
Sloane & Company
(212) 446-1860

KINETIC CONCEPTS REPORTS
SECOND QUARTER AND SIX MONTH
FINANCIAL RESULTS FOR 2004

San Antonio, Texas, August 3, 2004 - Kinetic Concepts, Inc. (NYSE: KCI) today reported second quarter 2004 net revenue of $237.0 million, an increase of 30% from second quarter 2003 revenue of $182.9 million. Net revenue for the first half of 2004 was $461.8 million, representing a 32% increase from the same period a year ago. Foreign currency exchange movements favorably impacted net revenue for the second quarter and first half of 2004 by 2% and 3%, respectively, over the corresponding periods of the prior year.

Net earnings for the second quarter of 2004 were $24.0 million, including after-tax expenses of $3.6 million associated with a follow-on stock offering, compared to net earnings of $19.0 million for the same period one year ago. For the first six months of 2004, net earnings were $29.5 million. Net loss available to stockholders for the first six months of 2004 was $36.1 million, after recognition of $65.6 million of preferred stock dividends in connection with the IPO. Earnings per diluted share for the second quarter of 2004 were $0.34, compared to earnings per diluted share of $0.25 for the same period in the prior year. For the first half of 2004, the Company reported a net loss per diluted share, after dividends, of $0.63, compared to net earnings per diluted share of $0.47 for the prior year period.

Non-GAAP Financial Information (1)

On February 27, 2004, KCI completed an initial public offering ("IPO") of common stock. A total of 20.7 million shares of KCI common stock were sold in the IPO, including 3.5 million newly-issued shares. Upon the closing of the IPO, the Company accelerated recognition of in-kind preferred stock dividends and converted all outstanding shares of preferred stock into 19.2 million shares of common stock. On June 16, 2004, KCI completed a follow-on secondary stock offering of 16.1 million previously-issued common shares. These transactions had the effect of reducing net earnings for the second quarter by $3.6 million, or $0.05 per diluted share. Excluding expenses associated with the stock offerings and debt prepayments, net earnings for the 2004 second quarter of $27.6 million, were up 45% from the same period a year ago. Earnings per diluted share, excluding expenses associated with the stock offerings and debt prepayments, were $0.39 in the quarter compared to $0.25 in 2003, a 56% improvement over the prior year. Net earnings for the first half of 2004, excluding expenses and preferred stock dividends associated with the stock offerings and debt prepayments, were $51.1 million, up 42% from net earnings of $35.9 million for the same period a year ago. Net earnings per diluted share, excluding expenses and dividends associated with the KCI stock offerings and debt prepayments, were $0.73 in the first six months of 2004 compared to $0.47, an increase of 55% from the prior year.

(1) Throughout this press release, we have presented income statement items on a non-GAAP basis to exclude the impact of expenses and the acceleration of the in-kind preferred stock dividends incurred as result of the stock offerings and debt prepayments. These non-GAAP financial measures do not replace the presentation of our GAAP financial results. We have provided this supplemental non-GAAP information because it provides meaningful information regarding our results on a basis that better facilitates comparisons between the periods presented. Management uses this non-GAAP financial information, along with other GAAP information, for reviewing the operating results of its business segments and for analyzing potential future business trends. In addition, we believe investors may use the information in a similar fashion. A reconciliation of our GAAP income statement for the periods presented to the non-GAAP financial information provided is included herein. See the attached Reconciliation of Condensed Consolidated Statement of Earnings.

"We continue to execute on our strategic plan with programs aimed at increasing awareness of the benefits of V.A.C. therapy," noted Dennert O. Ware, president and chief executive officer of KCI. "The many physician presentations concerning negative pressure wound therapy made at the recent World Union of Wound Healing Societies held in Paris bolsters our confidence that we are on the right track and we look forward to a good second half of 2004."

Revenue Recap

Domestic revenue was $179.6 million for the second quarter and $349.6 million for the first half of 2004, representing increases of 30% and 32%, respectively, due primarily to increased demand for V.A.C. wound healing devices and related disposables. International revenue of $57.3 million for the second quarter and $112.2 million for the first six months of 2004 increased 28% and 33%, respectively, compared to the prior year, as a result of increased V.A.C. demand and favorable foreign currency exchange movements. Foreign currency exchange movements favorably impacted international revenue by 8% and 13%, respectively, compared to the second quarter and first six months of the prior year.

Worldwide V.A.C. revenue was $166.5 million for the second quarter of 2004, an increase of 47% from the prior-year period, while worldwide V.A.C. revenue for the first half of 2004 grew 49% to $314.8 million. Excluding the effects of foreign currency exchange movements, worldwide V.A.C. revenue for the second quarter and first six months of 2004 increased 45% and 46%, respectively, from the prior year. The growth in V.A.C. was bolstered by increased physician and payer awareness of the benefits of V.A.C. therapy and increased product adoption across wound types.

Worldwide surface revenue was $70.5 million for the second quarter and $147.0 million for the first half of 2004, representing increases of 2% and 6%, respectively, from the corresponding periods in the prior year. Favorable currency exchange rate movements accounted for the majority of the second quarter 2004 surface revenue increase as higher rental revenue, resulting from favorable product mix changes, was offset by lower sales of therapeutic surfaces. For the first six months, foreign currency exchange movements accounted for half of the worldwide surfaces revenue increase compared to the prior year. Higher bariatric surfaces revenue for the first half was partially offset by lower wound care surfaces sales, accounting for the remainder of the surfaces revenue increase.

Income Tax Rate

The effective tax rate for the second quarter and first half of 2004 was 36% compared to 37.5% for the same periods a year ago. The income tax rate reduction is primarily attributable to a higher proportion of taxable income in lower tax jurisdictions.

Liquidity

As of June 30, 2004, KCI had $499.7 million of total debt (long-term debt and capital lease obligations outstanding). During the quarter, the Company redeemed $34.3 million of its 7 3/8% Senior Subordinated Notes due 2013, and paid down an additional $30.0 million under the senior credit facility. Total debt prepayments made in the first half of 2004 were $186.1 million. Total cash at June 30, 2004 was $75.5 million.

Outlook

The following guidance is based on current information and expectations as of August 3, 2004.

Full Year 2004
Forecast
	Forecast	(As Adjusted) (1)
Revenue	$950 - $980 million	$950 - $980 million
Net Earnings	$82 - $88 million	$104 - $110 million
EPS	$0.24 - $0.33	$1.48 - $1.54
Diluted Shares	67.5 - 68.5 million (2)	70.5 - 71.5 million

(1) "As adjusted" forecast information is non-GAAP and excludes approximately $21.6 million of expenses and $65.6 million of preferred stock dividends associated with the Company's public stock offerings and debt prepayments.
(2) Due to their antidilutive effect, 2,990,089 dilutive potential common shares from preferred stock conversion have been excluded from the diluted weighted average shares calculation.

Earnings Release Conference Call

As previously announced, the Company has scheduled an earnings release conference call for 8:30 a.m. eastern daylight time today, Tuesday, August 3, 2004. The dial-in numbers for this conference call are as follows:

Domestic Dial-in Number: 800-599-9829
International Dial-in Number: +617-847-8703
Participant Code: 49054465

This call is being web cast by CCBN and can be accessed at the Kinetic Concepts, Inc. Web site at
http://www.kci1.com/investor/index.asp, and clicking on Web cast - Q2 2004 Kinetic Concepts Earnings Call. The web cast is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.fulldisclosure.com and institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com). An archive of the Web cast will be available at http://www.kci1.com/investor/index.asp until August 2, 2005.

KCI's business outlook as of today is expected to be available on KCI's Investor Relations Web site. It is currently expected that the full business outlook will not be updated until the release of KCI's next quarterly earnings announcement, notwithstanding subsequent developments. However, although KCI undertakes no duty to update its business outlook, KCI may update the full business outlook or any portion thereof at any time.

About KCI

Kinetic Concepts, Inc. is a global medical technology company with leadership positions in advanced wound care and therapeutic surfaces. We design, manufacture, market and service a wide range of proprietary products that can significantly improve clinical outcomes while reducing the overall cost of patient care by accelerating the healing process or preventing complications. Our advanced wound care systems incorporate our proprietary Vacuum Assisted Closure® , or V.A.C.® , technology, which has been clinically demonstrated to promote wound healing and reduce the cost of treating patients with serious wounds. Our therapeutic surfaces, including specialty hospital beds, mattress replacement systems and overlays, are designed to address complications associated with immobility and obesity, such as pressure sores and pneumonia. We have an infrastructure designed to meet the specific needs of medical professionals and patients across all health care settings including acute care hospitals, extended care facilities and patients' homes both in the United States and abroad.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, management's estimates of future performance, revenue and earnings, our management's growth objectives and our management's ability to produce consistent operating improvements. The forward-looking statements contained herein are based on our current expectations and are subject to a number of risks and uncertainties which could cause us to fail to achieve our current financial projections and other expectations, such as a change in the demand for the V.A.C. resulting from increased competition, a change in payer reimbursement policies, our ability to protect our intellectual property rights and general economic conditions. All information set forth in this release and its attachments is as of August 3, 2004. We undertake no duty to update this information. More information about potential factors that could affect our business and financial results is included in our Annual Report on form 10-K for the fiscal year ended December 31, 2003, including, among other sections, under the captions, "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," which is on file with the SEC and available at the SEC's website at www.sec.gov. Additional information will also be set forth in those sections in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, which will be filed with the SEC in the third quarter of 2004.

KINETIC CONCEPTS, INC. AND SUBSIDIARIES
Condensed Consolidated Statement of Earnings
(in thousands, except per share data)
(unaudited)

	Three months ended June 30,			Six months ended June 30,
			%				%
	2004	2003	Change	2004		2003	Change
Revenue:
Rental	$ 175,579	$140,854	24.7%	$ 341,487		$ 270,296	26.3%
Sales	61,406	42,023	46.1	120,332		79,584	51.2
	_______	_______		_______		_______
Total revenue	236,985	182,877	29.6	461,819		349,880	32.0
	_______	_______		_______		_______
Rental expenses	109,572	87,911	24.6	214,978		167,290	28.5
Cost of goods sold	16,560	14,713	12.6	33,328		28,358	17.5
	_______	_______		_______		_______
Gross profit	110,853	80,253	38.1	213,513		154,232	38.4

Selling, general and administrative expenses	52,898	40,050	32.1	101,440		76,531	32.5
Research and development expenses	7,188	4,439	61.9	14,307		8,864	61.4
Initial public offering expenses	302	-	-	19,836		-	-
Secondary offering expenses	2,219	-	-	2,219		-	-
	_______	_______		_______		_______
Operating earnings	48,246	35,764	34.9	75,711		68,837	10.0
	_______	_______		_______		_______
Interest income	158	347	(54.5)	529		747	(29.2)
Interest expense	(11,050)	(8,050)	(37.3)	(29,894)		(16,228)	(84.2)
Foreign currency gain (loss)	201	2,368	(91.5)	(263)		4,156	(106.3)
	_______	_______		_______		_______
Earnings before income taxes	37,555	30,429	23.4	46,083		57,512	(19.9)
Income taxes	13,520	11,411	18.5	16,590		21,567	(23.1)
	_______	_______		_______		_______
Net earnings	$ 24,035	$ 19,018	26.4%	$ 29,493		$ 35,945	(17.9) %
Series A convertible preferred stock dividends	-	-	-	(65,604)		-	-
	_______	_______		_______		_______
Net earnings (loss) available to
common shareholders	$ 24,035	$ 19,018	26.4%	$ (36,111)		$ 35,945	(200.5) %
	_______	_______		_______		_______
Net earnings (loss) per share available
to common shareholders:
Basic	$ 0.37	$ 0.27	37.0%	$ (0.63)		$ 0.51	(223.5) %
	_______	_______		_______		_______
Diluted	$ 0.34	$ 0.25	36.0%	$ (0.63)		$ 0.47	(234.0) %
	_______	_______		_______		_______
Weighted average shares outstanding:
Basic	65,087	71,070		57,709		71,032
	_______	_______		_______		_______
Diluted	71,303	77,236		57,709	(1)	76,904
	_______	_______		_______		_______

(1) Due to their antidilutive effect, 6,128 dilutive potential common shares from stock options and 6,013 dilutive potential common shares from preferred stock conversion have been excluded from the diluted weighted average shares calculation for the six months ended June 30, 2004.

KINETIC CONCEPTS, INC. AND SUBSIDIARIES
Reconciliation of Condensed Consolidated Statement of Earnings (1)
For the Three Months ended June 30,
(in thousands, except per share data)
(unaudited)

	2004
			Excluding
		Costs and	Costs and
		Expenses Related	Expenses Related
		to Offerings and	to Offerings and
		Debt Prepayments	Debt Prepayments	GAAP	%
	GAAP	(non-GAAP)	(non-GAAP)	2003	Change (2)
Revenue:
Rental	$ 175,579	$ -	$ 175,579	$ 140,854	24.7%
Sales	61,406	-	61,406	42,023	46.1
	_______	_______	_______	_______
Total revenue	236,985	-	236,985	182,877	29.6
	_______	_______	_______	_______
Rental expenses	109,572	-	109,572	87,911	24.6
Cost of goods sold	16,560	-	16,560	14,713	12.6
	_______	_______	_______	_______
Gross profit	110,853	-	110,853	80,253	38.1

Selling, general and administrative expenses	52,898	-	52,898	40,050	32.1
Research and development expenses	7,188	-	7,188	4,439	61.9
Initial public offering expenses	302	(302)	-	-	-
Secondary offering expenses	2,219	(2,219)	-	-	-
	_______	_______	_______	_______
Operating earnings	48,246	2,521	50,767	35,764	42.0
	_______	_______	_______	_______
Interest income	158	-	158	347	(54.5)
Interest expense	(11,050)	3,055	(7,995)	(8,050)	0.7
Foreign currency gain	201	-	201	2,368	(91.5)
	_______	_______	_______	_______
Earnings before income taxes	37,555	5,576	43,131	30,429	41.7
Income taxes	13,520	2,008	15,528	11,411	36.1
	_______	_______	_______	_______
Net earnings	$ 24,035	$ 3,568	$ 27,603	$ 19,018	45.1%
	_______	_______	_______	_______
Net earnings per share:
Basic	$ 0.37		$ 0.42	$ 0.27	55.6%
	_______		_______	_______
Diluted	$ 0.34		$ 0.39	$ 0.25	56.0%
	_______		_______	_______
Weighted average shares outstanding:
Basic	65,087		65,087	71,070
	_______		_______	_______
Diluted	71,303		71,303	77,236
	_______		_______	_______

(1) These adjusted non-GAAP financial measures should be read in conjunction with our GAAP financial results. See footnote 1 on page 1 of this press release for further discussion of our non-GAAP financial information.
(2) Percentage change reflects the percentage variance between the 2004 (non-GAAP) results, excluding offering and debt prepayment related costs and expenses, and the 2003 GAAP results.

KINETIC CONCEPTS, INC. AND SUBSIDIARIES
Reconciliation of Condensed Consolidated Statement of Earnings (1)
For the Six Months ended June 30,
(in thousands, except per share data)
(unaudited)

	2004
		Costs and	Excluding
		Expenses	Costs and
		Related to	Expenses Related
		Offerings	to Offerings
		and Debt	and Debt
		Prepayments	Prepayments	GAAP	%
	GAAP	(non-GAAP)	(non-GAAP)	2003	Change (2)
Revenue:
Rental	$ 341,487	$ -	$ 341,487	$ 270,296	26.3%
Sales	120,332	-	120,332	79,584	51.2
	_______	_______	_______	_______
Total revenue	461,819	-	461,819	349,880	32.0
	_______	_______	_______	_______
Rental expenses	214,978	-	214,978	167,290	28.5
Cost of goods sold	33,328	-	33,328	28,358	17.5
	_______	_______	_______	_______
Gross profit	213,513	-	213,513	154,232	38.4

Selling, general and administrative expenses	101,440	-	101,440	76,531	32.5
Research and development expenses	14,307	-	14,307	8,864	61.4
Initial public offering expenses	19,836	(19,836)	-	-	-
Secondary offering expenses	2,219	(2,219)	-	-	-
	_______	_______	_______	_______
Operating earnings	75,711	22,055	97,766	68,837	42.0
	_______	_______	_______	_______
Interest income	529	-	529	747	(29.2)
Interest expense	(29,894)	11,689	(18,205)	(16,228)	(12.2)
Foreign currency gain (loss)	(263)	-	(263)	4,156	(106.3)
	_______	_______	_______	_______
Earnings before income taxes	46,083	33,744	79,827	57,512	38.8
Income taxes	16,590	12,148	28,738	21,567	33.2
	_______	_______	_______	_______
Net earnings	$ 29,493	$ 21,596	$ 51,089	$ 35,945	42.1%
Series A convertible preferred stock dividends	(65,604)	65,604	-	-	-
	_______	_______	_______	_______
Net earnings (loss) available to
common shareholders	$ (36,111)	$ 87,200	$ 51,089	$ 35,945	42.1%
	_______	_______	_______	_______
Net earnings (loss) per share available
to common shareholders:
Basic	$ (0.63)		$ 0.89	$ 0.51	74.5%
	_______		_______	_______
Diluted	$ (0.63)		$ 0.73	$ 0.47	55.3%
	_______		_______	_______
Weighted average shares outstanding:
Basic	57,709		57,709	71,032
	_______		_______	_______
Diluted	57,709	(3)	69,850	76,904
	_______		_______	_______

(1) These adjusted non-GAAP financial measures should be read in conjunction with our GAAP financial results. See footnote 1 on page 1 of this press release for further discussion of our non-GAAP financial information.
(2) Percentage change reflects the percentage variance between the 2004 (non-GAAP) results, excluding offering and debt prepayment related costs and expenses, and the 2003 GAAP results.
(3) Due to their antidilutive effect, 6,128 dilutive potential common shares from stock options and 6,013 dilutive potential common shares from preferred stock conversion have been excluded from the diluted weighted average shares calculation for the six months ended
       June 30, 2004.

KINETIC CONCEPTS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)

	June 30,	December 31,
	2004	2003
	(unaudited)
Assets:
Current assets:
Cash and cash equivalents	$ 75,493	$ 156,064
Accounts receivable, net	214,556	199,938
Inventories, net	30,823	32,253
Deferred income taxes	24,095	22,749
Derivative financial instruments	1,282	-
Prepaid expenses and other current assets	15,793	11,811
	_______	_______
Total current assets	362,042	422,815
	_______	_______

Net property, plant and equipment	162,913	145,208
Loan and preferred stock issuance costs, less accumulated amortization
of $3,248 in 2004 and $1,014 in 2003	13,273	19,779
Goodwill	48,791	48,797
Other assets, less accumulated amortization of $8,530 in 2004 and
$8,190 in 2003	29,214	28,497
	_______	_______
	$ 616,233	$ 665,096
	_______	_______
Liabilities and Shareholders' Deficit:
Current liabilities:
Accounts payable	$ 33,594	$ 34,386
Accrued expenses	122,275	112,652
Current installments of long-term debt	4,166	4,800
Current installments of capital lease obligations	1,504	1,576
Derivative financial instruments	-	2,402
Income taxes payable	-	39,403
	_______	_______
Total current liabilities	161,539	195,219
	_______	_______

Long-term debt, net of current installments	492,682	678,100
Capital lease obligations, net of current installments	1,298	1,351
Deferred income taxes, net	29,248	26,566
Deferred gain, sale of headquarters facility	8,647	9,183
Other non-current liabilities	213	212
	_______	_______
	693,627	910,631
Series A convertible preferred stock, 0 issued and outstanding
at June 30, 2004 and 264 at December 31, 2003	-	261,719

Shareholders' equity (deficit):
Common stock; authorized 225,000 at June 30, 2004 and
150,000 at December 31, 2003; issued and outstanding 66,654
at June 30, 2004 and 41,270 at December 31, 2003	67	41
Additional paid-in capital	468,479	1,157
Deferred compensation	(1,515)	185
Retained deficit	(555,066)	(518,955)
Accumulated other comprehensive income	10,641	10,318
	_______	_______
Shareholders' deficit	(77,394)	(507,254)
	_______	_______
	$ 616,233	$ 665,096
	_______	_______

KINETIC CONCEPTS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six months ended June 30,
	2004	2003
Cash flows from operating activities:
Net earnings	$ 29,493	$ 35,945
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	27,763	21,991
Provision for uncollectible accounts receivable	6,053	3,527
Amortization of deferred gain on sale of headquarters facility	(535)	(521)
Write-off of deferred loan fees	4,534	-
Non-cash amortization of stock award to directors	114	-
Tax benefit related to exercise of stock options	30,177	-
Change in assets and liabilities:
Increase in accounts receivable, net	(20,741)	(10,342)
Decrease (increase) in other accounts receivable	(784)	175,000
Decrease in current deferred income taxes	(1,346)	(66,838)
Decrease in inventories	1,406	4,148
Increase in prepaid expenses and other current assets	(3,981)	(1,979)
Increase (decrease) in accounts payable	(800)	1,218
Increase in accrued expenses	15,945	18,100
Increase (decrease) in income taxes payable	(39,403)	20,282
Increase (decrease) in deferred income taxes, net	1,580	(1,826)
Net cash provided by operating activities	49,475	198,705
	_______	_______
Cash flows from investing activities:
Additions to property, plant and equipment	(42,376)	(34,381)
Increase in inventory to be converted into equipment for short-term rental	(4,800)	(1,300)
Dispositions of property, plant and equipment	1,293	634
Business acquisitions, net of cash acquired	-	(2,224)
Increase in other assets	(264)	(425)
Net cash used by investing activities	(46,147)	(37,696)
	_______	_______
Cash flows from financing activities:
Repayment of notes payable, long term, capital lease and other obligations	(186,177)	(114,856)
Initial public offering of common stock:
Proceeds from issuance of common stock	105,000	-
Stock issuance costs	(10,604)	-
Proceeds from exercise of stock options	8,214	846
	_______	_______
Net cash used by financing activities	(83,567)	(114,010)
	_______	_______

Effect of exchange rate changes on cash and cash equivalents	(332)	1,489

Net increase (decrease) in cash and cash equivalents	(80,571)	48,488
Cash and cash equivalents, beginning of period	156,064	54,485
Cash and cash equivalents, end of period	$ 75,493	$ 102,973
	_______	_______
Cash paid during the six months for:
Interest (1)	$ 25,431	$ 14,903
Income taxes	$ 28,283	$ 69,392
Non-cash activity:
Non-cash consideration for exercise of stock options	$ 6,354	$ -

(1) 2004 amount includes bond call premiums of $7.7 million related to the prepayments on our 7 3/8% Senior Subordinated Notes due 2013.

KINETIC CONCEPTS, INC. AND SUBSIDIARIES
SUPPLEMENTAL REVENUE DATA
(unaudited)
(in thousands)

Three months ended June 30,
			Variance
	2004	2003	$	%
USA
V.A.C.
Rental	$ 101,447	$ 74,555	$ 26,892	36.1%
Sales	34,602	19,855	14,747	74.3
	_______	_______	______
Total V.A.C.	136,049	94,410	41,639	44.1

Therapeutic surfaces/other
Rental	37,406	36,373	1,033	2.8
Sales	6,193	7,260	(1,067)	(14.7)
	_______	_______	______
Total therapeutic surfaces/other	43,599	43,633	(34)	(0.1)

Total USA rental	138,853	110,928	27,925	25.2
Total USA sales	40,795	27,115	13,680	50.5
	_______	_______	______
Subtotal - USA	$ 179,648	$ 138,043	$ 41,605	30.1%
	_______	_______	______
International
V.A.C.
Rental	$ 15,413	$ 9,842	$ 5,571	56.6%
Sales	15,019	9,181	5,838	63.6
	_______	_______	______
Total V.A.C.	30,432	19,023	11,409	60.0

Therapeutic surfaces/other
Rental	21,313	20,084	1,229	6.1
Sales	5,592	5,727	(135)	(2.4)
	_______	_______	______
Total therapeutic surfaces/other	26,905	25,811	1,094	4.2

Total International rental	36,726	29,926	6,800	22.7
Total International sales	20,611	14,908	5,703	38.3
	_______	_______	______
Subtotal - International	$ 57,337	$ 44,834	$ 12,503	27.9%
	_______	_______	______
Total revenue	$ 236,985	$ 182,877	$ 54,108	29.6%
	_______	_______	______

KINETIC CONCEPTS, INC. AND SUBSIDIARIES
SUPPLEMENTAL REVENUE DATA
(unaudited)
(in thousands)

Six months ended June 30,
			Variance
	2004	2003	$	%
USA
V.A.C.
Rental	$ 191,354	$ 139,843	$ 51,511	36.8%
Sales	66,284	36,947	29,337	79.4
	_______	_______	______
Total V.A.C.	257,638	176,790	80,848	45.7

Therapeutic surfaces/other
Rental	77,207	74,235	2,972	4.0
Sales	14,744	14,646	98	0.7
	_______	_______	______
Total therapeutic surfaces/other	91,951	88,881	3,070	3.5

Total USA rental	268,561	214,078	54,483	25.5
Total USA sales	81,028	51,593	29,435	57.1
	_______	_______	______
Subtotal - USA	$ 349,589	$ 265,671	$ 83,918	31.6%
	_______	_______	______
International
V.A.C.
Rental	$ 28,787	$ 17,660	$ 11,127	63.0%
Sales	28,366	17,187	11,179	65.0
	_______	_______	______
Total V.A.C.	57,153	34,847	22,306	64.0

Therapeutic surfaces/other
Rental	44,139	38,558	5,581	14.5
Sales	10,938	10,804	134	1.2
	_______	_______	______
Total therapeutic surfaces/other	55,077	49,362	5,715	11.6

Total International rental	72,926	56,218	16,708	29.7
Total International sales	39,304	27,991	11,313	40.4
	_______	_______	______
Subtotal - International	$ 112,230	$ 84,209	$ 28,021	33.3%
	_______	_______	______
Total revenue	$ 461,819	$ 349,880	$ 111,939	32.0%
	_______	_______	______